EXHIBIT 5.1

601 Lexington Avenue New York, NY 10022 (212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

January 22, 2018

Avaya Holdings Corp.
4655 Great America Parkway
Santa Clara, California 95054

Ladies and Gentlemen:
We are acting as special counsel to Avaya Holdings Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on January 22, 2018, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The Registration Statement relates to the registration of 6,234,774 shares (the “Plan Shares”) of common stock, par value $0.01 per share (the “Common Stock), of the Company issuable under the Avaya Holdings Corp. 2017 Equity Incentive Plan (the “Plan”) and 1,146,835 shares of Common Stock issuable upon the exercise of outstanding options previously issued under the Plan (the “Option Shares” and, together with the Plan Shares, the “Shares”).
For purposes of this letter, we have examined such documents, records, certificates, resolutions and other instruments deemed necessary as a basis for this opinion, and we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.
Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we advise you that:
1. The Plan Shares are duly authorized and when (i) the Registration Statement becomes effective under the Act and (ii) the Plan Shares have been duly issued pursuant to and in accordance with the terms and conditions of the Plan and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Plan Shares will be validly issued, fully paid and nonassessable.
2. The Option Shares are duly authorized and when (i) the Registration Statement becomes effective under the Act and (ii) the Option Shares have been issued by the Company against payment therefor in the circumstances contemplated by and pursuant to the Plan and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Option Shares will be validly issued, fully paid and nonassessable.
Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.
We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Amended and Restated Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the Plan by at least the number of Shares which may be issued in connection with the Plan and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates, if any, representing the Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Shares.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Item 5. Interests of Named Experts and Counsel” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.
This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.
This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours, /s/KIRKLAND & ELLIS LLP